October 7, 1997



Trimeris, Inc.
4727 University Drive
Suite 100
Durham, North Carolina 27707

         Re:      287,500 Shares of Common Stock of Trimeris, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Trimeris, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 287,500 shares of the Company's Common Stock (the "Shares"), pursuant to the Company's Registration Statement on Form S-1 filed on October 7, 1997 (the "Registration Statement").

         In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Second Restated Certificate of Incorporation, as amended through the date hereof, the Third Amended and Restated Certificate of Incorporation, which the Registration Statement contemplates will become effective immediately prior to the issuance and sale of the Shares, the Company's bylaws, as amended through the date hereof, the Amended and Restated Bylaws which the Registration Statement contemplates will become effective immediately prior to the issuance and sale of the Shares, and the originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expresses below (the "Documents"). We are relying (without any independent investigation thereof) upon the truth and accuracy of the statements, covenants, representations and warranties set forth in the Documents.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and Prospectus (as amended and supplemented through the date of issuance), will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus and any further amendments thereto. Subject to the foregoing sentence, this opinion is

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given as of the date hereof solely for your benefit and may not be relied upon, circulated, quoted or otherwise referred to for any purposes without our prior written consent.

                                                     Very truly yours,

                                                     HUTCHISON & MASON PLLC
                                                     /s/ Hutchison & Mason PLLC